Exhibit 8.1

Execution Version

August 22, 2025

NexPoint Diversified Real Estate Trust

300 Crescent Court, Suite 700

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel to NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the “Company”), in connection with the resale of up to 6,000,000 of the Company’s common shares, $0.001 par value per share (the “Common Shares”) by the selling shareholders named in the Company’s registration statement on Form S-3, in the form filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). The Common Shares are included in the Registration Statement, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus, dated the date hereof (together with the documents incorporated by reference therein, the “Prospectus”), with the Prospectus forming part of the Registration Statement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Prospectus.

You have requested our opinion concerning certain U.S. federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). In connection with our opinion, we have reviewed and are relying upon

(i)	the Registration Statement, including the documents incorporated by reference therein and the information deemed to be part thereof pursuant to Rule 430B under the Securities Act;

(ii)	the Prospectus, in the form contained in the Registration Statement;

(iii)	the Company’s Agreement and Declaration of Trust and Bylaws, in each case, as in effect on the date hereof;

(iv)	the Amended and Restated Limited Partnership Agreement of NexPoint Diversified Real Estate Trust Operating Partnership, L.P. (the “OP”), as in effect on the date hereof;

(v)	resolutions adopted by the Board of Trustees of the Company on January 30, 2025; and

NexPoint Diversified Real Estate Trust

August 22, 2025

such other documents, records and instruments that we have deemed necessary or appropriate for purposes of our opinion, and have assumed their accuracy as of the date hereof. For purposes of our review, we have also assumed, with your consent, the authenticity of all documents we have examined as well as the genuineness of signatures and the validity of the indicated capacity of each party executing a document. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement (as the same may be amended or supplemented from time to time) concerning the business, assets and governing documents of the Company and its subsidiaries. We have also been furnished with, and have relied upon, (i) certain representations made by the Company with respect to certain factual matters set forth in a certificate of an authorized and knowledgeable (with respect to the matters therein) officer of the Company, dated as of the date hereof (the “Company Officer’s Certificate”), (ii) certain representations made by NexPoint Storage Partners, Inc. with respect to certain factual matters set forth in a certificate of an authorized and knowledgeable (with respect to matters therein) officer of NexPoint Storage Partners, Inc., dated as of the date hereof (the “NexPoint Storage Partners Officer’s Certificate”), and (iii) certain representations made by NexPoint Real Estate Capital, LLC with respect to certain factual matters set forth in a certificate of an authorized and knowledgeable (with respect to matters therein) officer of NexPoint Real Estate Capital, LLC dated as of the date hereof (the “NexPoint Real Estate Capital Officer’s Certificate”).

In our capacity as counsel to the Company we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. For purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer’s Certificate, the NexPoint Storage Partners, Inc. Officer’s Certificate, or the NexPoint Real Estate Capital Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, and the conformity to authentic original documents of all documents submitted to us as copies.

Our opinion is based upon the current provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof. All of the foregoing authorities are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation, as well as changes in the facts as they have been represented to us or assumed by us, could affect our opinion. Our opinion is rendered only as of the date hereof and we undertake no responsibility to update this opinion after this date. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service (the “IRS”) or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

NexPoint Diversified Real Estate Trust

August 22, 2025

Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

(1)

during the period commencing with the Company’s taxable year ended December 31, 2021 through its taxable year ended December 31, 2024, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current organization and current and proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2025 and for future taxable years; and

(2)

the statements set forth in the Prospectus constituting part of the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations”, insofar as such statements purport to summarize U.S. federal income tax laws or provisions of documents referred to therein, present fair summaries of such laws and documents in all material respects.

The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of gross income, the composition of assets, the level of distributions to shareholders, and the diversity of its share ownership. Winston & Strawn LLP undertakes no responsibility to review, and will not review, the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the nature of its assets, the amount and types of its gross income, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year has satisfied or will satisfy the requirements under the Code for qualification and taxation as a REIT.

Other than as expressly stated above, we express no opinion on any issue relating to the Company, the OP, the Adviser or any of the Company’s subsidiaries or to any investment therein.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to us under the caption “Certain U.S. Federal Income Tax Considerations” in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours, /s/ Winston & Strawn LLP Winston & Strawn LLP